UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 13, 2010

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, VA 24060
(Address of principal executive offices)

 (540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 13, 2010, National Bankshares, Inc. held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 6,933,474 shares of the Company’s common stock were entitled to vote as of February 24, 2010, the record date for the Annual Meeting.  There were 5,729,289 shares present in person or by proxy at the Annual Meeting, at which stockholders were asked to vote on two proposals.

Proposal No. 1 – Election of Directors

The stockholders elected three Class 2 Directors to serve a three-year term expiring on the date of the Company’s 2013 Annual Meeting of Stockholders.  The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Jack W. Bowling	4,545,312	20,692	1,163,285
Jack M. Lewis	4,546,084	19,920	1,163,285
James G. Rakes	4,556,196	9,808	1,163,285

The terms of office of the following directors who did not stand for re-election continued after the Annual Meeting:  Lawrence J. Ball, Jack H. Harry, Mary G. Miller, William A. Peery, Glenn P. Reynolds and James M. Shuler.

Proposal No. 2 – Ratification of Appointment of Independent Auditors

The stockholder voted to ratify the Company’s Board of Directors’ appointment of Yount Hyde & Barbour, P.C. to serve as the Company’s independent public accounting firm for the year 2010.  The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Ratification of Appointment of Yount Hyde & Barbour, P.C.	5,698,319	6,362	24,608	---

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:    April 16, 2010

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO

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